SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 29, 2005
AZTAR CORPORATION (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	1-5440 (Commission File Number)	86-0636534 (I.R.S. Employer Identification Number)
2390 East Camelback Road, Suite 400, Phoenix, Arizona (Address of principal executive offices)		85016 (Zip Code)
Registrant's telephone number, including area code (602) 381-4100
Not Applicable (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] [ ] [ ] [ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement

On December 29, 2005, the severance agreements between Aztar Corporation (the "Company") and Robert M. Haddock, Neil A. Ciarfalia, Nelson W. Armstrong, Jr. and Meridith P. Sipek were amended. The amendment provides that a cash payment for the individual's outstanding stock options (whether or not then fully exercisable) upon a termination of employment as provided in the original agreement is now subject to the consent of the compensation committee of the Company's board of directors.

ITEM 9.01.	Financial Statements and Exhibits
	(d)	Exhibits:
		10.1	Amendment to Severance Agreement, dated December 29, 2005, by and between Aztar Corporation and Robert M. Haddock
		10.2	Amendment to Severance Agreement, dated December 29, 2005, by and between Aztar Corporation and Neil A. Ciarfalia
		10.3	Amendment to Severance Agreement, dated December 29, 2005, by and between Aztar Corporation and Nelson W. Armstrong, Jr.
		10.4	Amendment to Severance Agreement, dated December 29, 2005, by and between Aztar Corporation and Meridith P. Sipek

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
AZTAR CORPORATION By: NEIL A. CIARFALIA Neil A. Ciarfalia Chief Financial Officer, Vice President and Treasurer

Date:  January 3, 2006

EXHIBIT INDEX
Exhibit Number	Description
10.1	Amendment to Severance Agreement, dated December 29, 2005, by and between Aztar Corporation and Robert M. Haddock
10.2	Amendment to Severance Agreement, dated December 29, 2005, by and between Aztar Corporation and Neil A. Ciarfalia
10.3	Amendment to Severance Agreement, dated December 29, 2005, by and between Aztar Corporation and Nelson W. Armstrong, Jr
10.4	Amendment to Severance Agreement, dated December 29, 2005, by and between Aztar Corporation and Meridith P. Sipek